SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2003

Trikon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22501	95-4054321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ringland Way, Newport, Gwent NP18 2TA, United Kingdom
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 44-1633-414-000

__________________________________________________________
(Former name or former address, if changed since last report)

Item 5.	Other Events

On July 17, 2003, Trikon Technologies entered into a new 5,000,000 British pound revolving credit facility with Lloyds TSB. This new facility, which expires on June 30, 2005, replaces Trikon’s 5.0 million British pound term loan maturing March 2003.

The new revolving credit facility is comprised of a British pound revolving loan facility with interest charged at Lloyd TSB’s base rate plus 1.75%, and a foreign currency revolving loan facility with interest charged at Lloyd TSB’s short-term offered rate plus 1.0%.

The facility is secured by guarantees from Trikon’s subsidiaries, and is subject to the maintenance of certain financial covenants, including, without limitation, that Trikon maintains a consolidated net worth of not less than $45.0 million, and Trikon’s net debit interest, in any quarter, may not exceed 70,000 British pounds.

Item 7.	Financial Statements and Exhibits

	10.1	5,000,000 British pound Revolving Loan Facility, dated July 17, 2003, by and between Trikon Technologies, Inc. and Lloyds TSB Bank plc

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2003	TRIKON TECHNOLOGIES, INC.

	By:	/s/ Jihad Kiwan
Jihad Kiwan President and Chief Executive Officer